          Exhibit 10.1

AMENDMENT NUMBER TWO TO CONSENT AND
WAIVER UNDER LOAN DOCUMENTS

This AMENDMENT NUMBER TWO TO CONSENT AND WAIVER UNDER LOAN DOCUMENTS (the “Amendment”) is made and entered into as of January 8, 2009 and effective as of January 2, 2009, by and among ISCO International, Inc., a Delaware corporation (the “Company”), Alexander Finance, L.P., an Illinois limited partnership (“Alexander”) and Manchester Securities Corporation, a New York corporation (“Manchester”).

W I T N E S S E T H:

WHEREAS, on January 3, 2008, the Company, Alexander, Manchester, Spectral Solutions, Inc., a Colorado corporation (“Spectral”), and Illinois Superconductor Canada Corporation, a corporation organized under the laws of Ontario, Canada (“ISCO Canada”) entered into that certain Amendment to and Consent and Waiver under Loan Documents (the “Consent and Waiver”) whereby the parties (i) issued new Amended and Restated Notes to Alexander, (ii) amended, consented to and waived certain provisions in that certain Third Amended and Restated Loan Agreement dated as of November 10, 2004 (the “Loan Agreement”), and (iii) amended that certain Fourth Amended and Restated Security Agreement dated June 22, 2006 and those certain Fourth Amended and Restated Guaranties dated as of June 21, 2006; and

WHEREAS, subsequent to the date of the Consent and Waiver, each of Spectral and ISCO Canada were dissolved under the laws of each respective entity’s jurisdiction;

WHEREAS, on January 3, 2008, the Company issued to Alexander a New Amended and Restated 7% Senior Secured Convertible Note (the “Restated Note”);

WHEREAS, as of the date hereof, Alexander, the Company and Manchester Securities Corp. entered into the First Amendment to Note (the “Note Amendment”), pursuant to which certain terms of the Restated Note were amended (the Restated Note together with the Note Amendment shall be referred to herein as the “New Amended and Restated Note”);

WHEREAS, also on the date hereof, the Company and Alexander entered into the First Amendment to Registration Rights Agreement (the “Registration Rights Amendment”), which amended certain terms of the Registration Rights Agreement dated as of January 3, 2008; and

WHEREAS, concurrent with entrance into the Note Amendment and the Registration Rights Amendment, the parties desire to amend the Consent and Waiver to provide for certain changes as more fully set forth herein.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the covenants and agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions.  All capitalized terms used herein and not defined or amended herein shall have the meanings ascribed to them in the Consent and Waiver.

2. Amendments.  The Consent and Waiver shall be amended as follows:

a)	The following shall be added to the end of Section 1:

“For purposes of this Agreement, all references to the New Amended and Restated Note shall mean the New Amended and Restated Note, as amended from time to time.  The term “New Conversion Shares,” as used in this Agreement, shall mean the shares of the Company’s common stock underlying the New Amended and Restated Note.”

b)	Replace Section 6(c) in its entirety with the following:

“Intentionally Omitted.”

c)	Replace Section 6(d) in its entirety with the following:

“The Company covenants to Alexander that upon issuance in accordance with this Agreement, the Amendment to Loan Documents, the Loan Agreement, and the terms of the New Amended and Restated Note, the New Conversion Shares into which the New Amended and Restated Note is convertible will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes (other than transfer taxes where the  New Amended and Restated Note has been transferred and other than any taxes due because of actions by Alexander), liens and charges with respect to the issue thereof and the holders of such New Conversion Shares shall be entitled to all rights and preferences accorded to a holder of shares of the Company’s common stock.”

d)	The following shall be added as a new Section 7 and the subsequent sections of the Consent and Waiver shall be renumbered accordingly:

“7.  Pending Action of NYSE Alternext US.

(a)           Definitions.  For purposes of this Section 7:

“Exchange” shall mean NYSE Alternext US or such other national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 on which the Company’s common stock is listed for trading.  For the avoidance of doubt, the term “Exchange” shall not include the Over-the-Counter Bulletin Board or the Pink Sheets.

“Conversion” shall mean the conversion of the New Amended and Restated Note into the New Conversion Shares.

(b)
Stockholder Approval.  Notwithstanding anything to the contrary contained in the New Amended and Restated Note or the Registration Rights Agreement dated January 3, 2008, as amended, if the rules of the Exchange require stockholder approval to issue the New Conversion Shares, the Company shall submit to its stockholders for approval the issuance of the New Conversion Shares at the earlier of (i) the regularly scheduled 2009 Annual Meeting of the Company’s stockholders, or (ii) such other time as the Company may seek the consent or approval of its stockholders through a proxy solicitation (the “Stockholder Approval Date”).  After approval by the Company’s stockholders of the issuance of the New Conversion Shares, the Company shall use its reasonable best efforts to seek approval by the Exchange to list the New Conversion Shares on the Exchange, if such approval is required by the Exchange.

(c)
Conversion Limitation.  Notwithstanding anything to the contrary contained in the New Amended and Restated Note or the Registration Rights Agreement dated January 3, 2008, as amended, the New Amended and Restated Note shall not be converted into shares of the Company’s common stock until the issuance of such shares has been approved by the Company’s stockholders and the New Conversion Shares have been approved for listing on the Exchange, if applicable.

(d)	Termination of this Section. This Section 7 shall be null and void and of no further force or effect if, and when, the Company is delisted from the Exchange.”

3. Exchange Limitation. If, and when, the Company is delisted from NYSE Alternext US, the Company hereby covenants and agrees that each agreement with or note issued to Manchester or Alexander, as the case may be, shall be amended such that any provision limiting the number of shares of the Company's common stock that may be issued pursuant to such agreement or note at prices below the book or market value (as such terms are used in Section 713 of the AMEX Company Guide) of such common stock shall be of no further force and effect. Notwithstanding the foregoing, the Company, Manchester and Alexander agree that if any Exchange on which the Company’s common stock may be listed imposes any similar limitation regarding the number of shares of common stock that may be issued, the parties shall amend any note or agreement, as applicable, to comply with the requirements of the Exchange.

4. Entire Agreement; Amendment.  This Amendment, together with the Consent and Waiver, the Loan Documents and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties.

5. Non-Contravention. The Company’s execution, delivery and performance of this Amendment does not violate any material term, provision or covenant of any agreement that is currently in effect between the Company and either of Alexander or Manchester.

6. Governing Law.  This Amendment shall be construed in accordance with and governed by the internal laws of the State of New York, without regard to choice of laws principles.

7. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

8. Full Force and Effect.  Except as specifically modified or amended by the terms of this Amendment, the Consent and Waiver and all provisions contained therein are, and shall continue, in full force and effect.  Except with respect to the Amendment to Consent and Waiver Under Loan Documents, nothing contained in this Amendment shall be deemed to be or construed as a waiver or modification of any terms or provisions of any agreement between Alexander and the Company or Manchester and the Company, or any rights of Alexander or Manchester arising theruender as a result of the Company’s execution, delivery and performance of this Amendment.

{Signature Page Follows}

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first written above.

ISCO INTERNATIONAL, INC.

By:	/s/ Gary Berger
Name : Gary Berger
Its: Chief Financial Officer

ALEXANDER FINANCE, L.P.

By:	/s/ Bradford Whitmore
Name: Bradford Whitmore
Title: President of Bun Partners, Inc.,
General Partner of Alexander Finance, L.P.

MANCHESTER SECURITIES CORPORATION

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Its: Vice President

COLLATERAL AGENT
UNDER SECURITY AGREEMENT:

MANCHESTER SECURITIES CORPORATION

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Its: Vice President